Exhibit 10.1

June 1, 2020

IHG Management (Maryland) LLC

3 Ravinia Drive, Ste 100

Atlanta, Georgia 30346

Attn: Mr. Robert J. Chitty

Re:	SVC/IHG Portfolio Agreements

Dear Bob:

The purpose of this letter is to document certain agreements between Service Properties Trust (together with its applicable subsidiaries, collectively, “SVC”) and IHG Management (Maryland) LLC (together with its applicable affiliates, collectively, “IHG”) with respect to the agreements identified on Schedule 1 attached hereto and made a part hereof (as amended from time to time, the “SVC/IHG Portfolio Agreements”). Capitalized terms used and not otherwise defined in this letter shall have the meanings given such terms in the SVC/IHG Master Management Agreement (as defined on said Schedule 1).

Notwithstanding anything contained in the SVC/IHG Portfolio Agreements to the contrary, during the period from March 1, 2020 through September 30, 2020, SVC agrees that IHG shall not be obligated to deposit any amounts into the Reserve Account with respect to the Pool A Hotels pursuant to Section 5.2 or Section 10.1 of the SVC/IHG Master Management Agreement. For the avoidance of doubt, (a) nothing in this letter shall limit or otherwise modify IHG’s obligation to make required monthly deposits into the Reserve Account with respect to any Pool B Hotels and (b) commencing on October 1, 2020, IHG shall resume making all required monthly deposits into the Reserve Account pursuant to Section 5.2 and Section 10.1 of the SVC/IHG Master Management Agreement.

Notwithstanding anything contained in the SVC/IHG Master Management Agreement to the contrary, SVC shall apply amounts from the Deposit to fund any shortfall in Owner’s First Priority and/or Owner’s Pool B Priority, and IHG shall not be in default under the SVC/IHG Portfolio Agreements for any failure to pay Owner’s First Priority and Owner’s Pool B Priority in full if Gross Revenues are not sufficient for such purpose so long as (a) during the period from March 1, 2020 through December 31, 2021, (i) such amounts from the Deposit are available and may be so applied, and, (ii) to the extent applicable in the SVC/IHG Master Management Agreement, IHG pays any remaining shortfall (after application of the Deposit as aforesaid) in Owner’s First Priority and Owner’s Pool B Priority to SVC when the same would have been due had Gross Revenues been sufficient for such purpose; (b) during the period from January 1, 2022 through December 31, 2022, (i) such amounts from the Deposit are available and may be so applied, and, after application of such amounts from the Deposit, the Deposit is not less than $8,000,000 and, (ii) to the extent applicable in the SVC/IHG Master Management Agreement, IHG pays any remaining shortfall (after application of the Deposit as aforesaid) in Owner’s First Priority and Owner’s Pool B Priority to SVC when the same would have been due had Gross Revenues been sufficient for such purpose; (c) during the period from January 1, 2023 through December 31, 2023, (i) such amounts from the Deposit are available and may be so applied, and, after application of such amounts from the Deposit, the Deposit is not less than $20,000,000, and, (ii) to the extent applicable in the SVC/IHG Master Management Agreement, IHG pays any remaining shortfall (after application of the Deposit as aforesaid) in Owner’s First Priority and Owner’s Pool B Priority to SVC when the same would have been due had Gross Revenues been sufficient for such purpose; and (d) from and after January 1, 2024, such amounts from the Deposit are available and may be so applied and so long as, after application of such amounts, the Deposit is not less than $37,000,000.

IHG acknowledges and agrees that Owner’s First Priority and Owner’s Pool B Priority are due and payable under the SVC/IHG Master Management Agreement regardless of any inadequacy of Gross Revenues and/or Operating Profits. For the avoidance of doubt, (a) if SVC does not receive the full Owners’ First Priority or Owner’s Pool B Priority in full after application of the Deposit and/or payment by IHG of any remaining shortfall in accordance with this Agreement or (b) the Deposit is less than (i) $8,000,000 at any time during the period between January 1, 2022 and December 31, 2022, (ii) $20,000,000 at any time during the period between January 1, 2023 and December 31, 2023, or (iii) $37,000,000 at any time from and after January 1, 2024, then, in any such case, the same shall constitute a material default by IHG under the SVC/IHG Portfolio Agreements.

As amended hereby, the SVC/IHG Portfolio Agreements are hereby ratified and confirmed.

This letter may be executed in one or more counterparts, each of which will be deemed an original. Any signatures which are transmitted by e-mail or other electronic means shall be binding on the party so signing and shall be considered and treated as original signatures in all respects and for all purposes.

By signing this letter below, each party acknowledges and agrees to be bound by the terms and conditions set forth in this letter.

Very truly yours,

SERVICE PROPERTIES TRUST

HPT IHG PR, INC.
HPT STATE STREET TRS LLC

HPT TRS IHG-2 INC.

HPT TRS STATE STREET LLC

By:	/s/ John G. Murray
John G. Murray
President

ACKNOWLEDGED AND AGREED:

IHG Management (Maryland) LLC

Intercontinental Hotels Group (Canada), Inc.

Intercontinental Hotels Group Resources, Inc.

Intercontinental Hotels (Puerto Rico) Inc.

By:	/s/ Robert J. Chitty
	Name:	Robert J. Chitty
	Title:	Vice President

KHRG ALLEGRO, LLC

KHRG STATE STREET, LLC

KIMPTON HOTEL & RESTAURANT GROUP, LLC

By:	/s/ Michael DeFrino
	Name:	Michael DeFrino
	Title:	President

SCHEDULE 1

SVC/IHG AGREEMENTS

1.	Lease Agreement, dated as of February 16, 2005, between HPT IHG PR, Inc., as landlord (“SVC PR Landlord”), and Intercontinental Hotels (Puerto Rico) Inc., as tenant (“IHG PR Tenant”), as amended

2.	Management Agreement, dated as of July 1, 2011, among HPT TRS IHG-2 Inc. (for itself and as successor by merger with HPT TRS IHG-1, Inc. and HPT TRS IHG-3, Inc.), as owner (“SVC Owner”), and Intercontinental Hotels Group Resources, Inc., IHG Management (Maryland) LLC, and Intercontinental Hotels Group Canada, Inc., as manager (“IHG Manager”), as amended (as so amended, the “SVC/IHG Master Management Agreement”).

3.	Deposit Agreement, dated as of July 1, 2011, among SVC Owner, SVC PR Landlord, IHG Manager and IHG PR Tenant, as amended.

4.	Amended and Restated Guaranty Agreement, dated as of July 1, 20111, made by Service Properties Trust (formerly known as Hospitality Properties Trust) (“SVC”) for the benefit of IHG Manager, as amended.

5.	Guaranty Agreement, dated as of July 1, 2011, made by PR Tenant for the benefit of SVC Owner and SVC.

6.	Amended and Restated Management Agreement, dated as of February 1, 2017, between SVC Owner, as owner, and KHRG Allegro, LLC, as manager.

7.	Amended and Restated Management Agreement, dated as of October 9, 2019, between HPT State Street TRS LLC, as owner, and Kimpton Hotel & Restaurant Group, LLC, and KHRG State Street, LLC, as manager, as amended.